EX-99.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Horizon National Corporation:

We consent to the incorporation by reference in the registration statement No. 333-186171 on Form S-3 and registration statements Nos. 33-40398, 33-44142, 33-57241, 33-64471, 333-16225, 333-16227, 333-70075, 333-91137, 333-92145, 333-56052, 333-73440, 333-73442, 333-108738, 333-108750, 333-109862, 333-123404, 333-124297, 333-124299, 333-133635, 333-156614, 333-166818, and 333-181162 on Form S-8 of First Horizon National Corporation (the Company) of our report dated February 24, 2015, except as to the consolidated statements of condition, income, comprehensive income, equity, and cash flows; Note 1; Note 13; Note 14; Note 16; Note 17; Note 21; Note 22; Note 25; and Note 27; as to which the date is October 19, 2015, with respect to the consolidated statements of condition of the Company as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, which report appears in the Form 8-K of the Company dated October 19, 2015.

/s/ KPMG LLP
Memphis, Tennessee
October 21, 2015